                                                                    EXHIBIT 4.10
                          TRADEMARK SECURITY AGREEMENT

                      (TRADEMARKS, TRADEMARK REGISTRATIONS,
                 TRADEMARK APPLICATIONS AND TRADEMARK LICENSES)

     WHEREAS, MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation ("Mtel"), and each other Subsidiary of Mtel whose name appears at the foot hereof, including SkyTel Corp., a Delaware corporation (Mtel and each such Subsidiary shall be referred to herein individually, as a "Pledgor", and collectively, as the "Pledgors"), now own or hold and may hereafter acquire or hold Trademarks (defined as all of the following: all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source of business identifiers and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof or similar property rights, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and all reissues, extensions or renewals thereof) including, without limitation, the Trademarks listed on Schedule A annexed hereto, as such Schedule may be amended from time to time by the addition of Trademarks subsequently registered or otherwise adopted or acquired;

     WHEREAS, the Pledgors are parties to a Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among SkyTel Corp., Mtel and its Subsidiaries referred to therein, the Lenders referred to therein, Chemical Bank, as Administrative Agent (the "Administrative Agent"), Credit Lyonnais New York Branch, as Documentation Agent, and J.P. Morgan Securities Inc., as Co-Syndication Agent; capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement;

     WHEREAS, pursuant to the terms of the Credit Agreement, each of the Pledgors has granted to the Administrative Agent (for the benefit of the Lenders) a security interest in all personal property of such Pledgor including, without limitation, all right, title and interest of such Pledgor in, to and under all of such Pledgor's Trademarks and Trademark licenses (including, without limitation, those Trademark licenses listed on Schedule B hereto), whether presently existing or hereafter arising, adopted or acquired, together with the goodwill of the business connected with, and symbolized by, the Trademarks and all products and proceeds thereof and all income therefrom, including, without limitation, any and all causes of action which exist now or may exist in the future by reason of infringement or dilution thereof
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or injury to the associated goodwill, to secure, in the case of the Borrower
(such term being used herein as defined in the Credit Agreement), the payment of the Obligations (such term being used herein as defined in the Credit Agreement) and in the case of each of the other Pledgors (other than SkyTel Corp.), its obligations under and in connection with its guaranty of the Obligations pursuant to the Credit Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor does, as security, in the case of the Borrower, for the Obligations and in the case of each of the other Pledgors (other than SkyTel Corp.), its obligations under and in connection with its guaranty of the Obligations pursuant to the Credit Agreement, hereby grant to the Administrative Agent (for the benefit of the Lenders) a continuing security interest in all of such Pledgor's right, title and interest in, to and under the following (all of the following items or types of property being collectively referred to herein as the "Trademark Collateral"), whether presently existing or hereafter arising or acquired:

          (i) each Trademark and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, including, without limitation, each Trademark referred to in Schedule A annexed hereto;

          (ii) each Trademark license, including, without limitation, each Trademark license referred to in Schedule B annexed hereto, to the extent such Trademark license does not prohibit the licensee from assigning or granting a security interest in its rights thereunder; and

          (iii) all products and proceeds of, and income from, any of the foregoing, including, without limitation, any claim by any Pledgor against third parties for the past, present or future infringement or dilution of any Trademark or any Trademark licensed under any Trademark license, or for injury to the goodwill associated with any Trademark.

     Each Pledgor agrees to deliver updated copies of Schedule A and Schedule B to the Administrative Agent at the end of any quarter in which such Pledgor registers or otherwise adopts or acquires any Trademark not listed on Schedule A hereto or enters into any Trademark license not listed on Schedule B hereto, and to duly and promptly execute and deliver, or have duly and promptly executed and delivered, at the cost and expense of the Borrower, such further instruments or documents (in form and substance satisfactory to the Administrative Agent), and promptly perform, or cause to be promptly performed, any and all acts, in all cases, as may be necessary, proper or advisable from time to time, in the reasonable judgment of the Administrative Agent, to carry out the provisions and purposes of Article 8 of

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the Credit Agreement and this Trademark Security Agreement, and to provide, perfect and preserve the Liens (as defined in the Credit Agreement) of the Administrative Agent for the benefit of the Lenders under the Credit Agreement, the Fundamental Documents (as defined in the Credit Agreement) and this Trademark Security Agreement, in the Trademark Collateral or any portion thereof.

     Each Pledgor agrees that if any person, firm, corporation or other entity shall do or perform any acts which the Administrative Agent believes constitute an infringement of any Trademark, or violate or infringe any right of a Pledgor or the Lenders therein or if any person, firm, corporation or other entity shall do or perform any acts which the Administrative Agent believes constitute an unauthorized or unlawful use thereof, then and in any such event, at any time while an Event of Default (as defined in the Credit Agreement) is continuing, the Administrative Agent may and shall have the right to take such steps and institute such suits or proceedings as the Administrative Agent may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Administrative Agent may take such steps or institute such suits or proceedings in its own name or in the name of the applicable Pledgor or in the names of the parties jointly. The Administrative Agent hereby agrees to give the applicable Pledgor notice of any steps taken, or any suits or proceedings instituted, by the Administrative Agent pursuant to this paragraph.

     This security interest is granted in conjunction with the security interests granted to the Administrative Agent (for the benefit of the Lenders) pursuant to the Credit Agreement. Each Pledgor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent (for the benefit of the Lenders) with respect to the security interest in the Trademark Collateral made and granted hereby are subject to, and more fully set forth in, the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     This Trademark Security Agreement is made for collateral purposes only. At the earlier of (A) with respect to all the Pledgors, such time as all of the Obligations shall have been fully paid and performed and the Commitments (including any commitment to issue any Letter of Credit) shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled and
(B) with respect to the Pledgors other than Mtel, the Flip Date, the grant of the security interest hereunder shall terminate and upon the request of the applicable Pledgors, the Administrative Agent (on behalf of the Lenders), shall execute and deliver to such Pledgors, at the Borrower's or the

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applicable Pledgor's expense, without representation, warranty or recourse, all releases and reassignments, termination statements and other instruments as may be necessary or proper to terminate the security interest of the Administrative Agent (for the benefit of the Lenders) in the Trademark Collateral, subject to any disposition thereof which may have been made by the Administrative Agent pursuant to the terms hereof or of the Credit Agreement.

     The Administrative Agent (on behalf of the Lenders) agrees that there will be no assignment of the Trademark Collateral, other than the security interest described herein, unless and until there shall occur an Event of Default (such term being used herein as defined in the Credit Agreement) and the Administrative Agent gives written notice to the applicable Pledgor of its intention to enforce its rights against any of the Trademark Collateral.

     So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of the Credit Agreement and the other Fundamental Documents to which it is a party, each Pledgor may use, license and exploit the Trademark Collateral in any lawful manner.

     THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the Pledgors have caused this Trademark Security Agreement to be duly executed as of December 21, 1995 by their officers thereunto duly authorized.

                                             MOBILE TELECOMMUNICATION
                                             TECHNOLOGIES CORP.



                                             By: /s/ J. Robert Fugate
                                                 ------------------------------
                                                  Name : J. Robert Fugate
                                                  Title: Vice President-Finance
                                                         and Chief Financial
                                                         Officer

                                             SKYTEL CORP.


                                             By: /s/ J. Robert Fugate
                                                 ------------------------------
                                                 Name: J. Robert Fugate
                                                 Title: Vice President - Finance
                                                        and Chief Financial
                                                        Officer


                                             MTEL INTERNATIONAL, INC.
                                             MTEL LATIN AMERICA, INC.
                                             MTEL PUERTO RICO, INC.
                                             MTEL PAGING, INC.
                                             UNITED STATES PAGING CORPORATION
                                             DESTINEER CORPORATION
                                             MOBILECOMM EUROPE INC.
                                             MTEL SPACE TECHNOLOGIES CORPORATION
                                             MTEL TECHNOLOGIES, INC.
                                             MTEL MAINE, INC.
                                             COM/NAV REALTY CORP.
                                             INTELLIGENT INVESTMENT PARTNERS,
                                             INC.

                                             By /s/ J. Robert Fugate
                                               --------------------------------
                                               Name: J. Robert Fugate
                                               Title: Vice President - Finance
                                                      and Chief Financial
                                                      Officer

Accepted:

CHEMICAL BANK, as Administrative Agent

By: /s/ Edward Divine
    --------------------------
    Name: Edward Divine
    Title: Managing Director

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STATE OF     NEW YORK               )
                                    :   ss.:
COUNTY OF    NEW YORK               )

     On the 21st day of December, in the year 1995, before me personally came
J. Robert Fugate, to me known, who, being by me sworn, did say that he is the Vice President - Finance and Chief Financial Officer of Mobile Telecommunication Technologies Corp., which corporation is described in, and which corporation executed, the above instrument, and that he signed his name by order of the Board of Directors of said corporation.

                                            /s/ Helen E. Moss
                                            -----------------------------------
                                            Notary Public
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STATE OF     NEW YORK               )
                                    :   ss.:
COUNTY OF    NEW YORK               )

     On the 21st day of December, in the year 1995, before me personally came
J. Robert Fugate,to me known, who, being by me sworn, did say that he is the Vice President - Finance and Chief Financial Officer of SkyTel Corp., which corporation is described in, and which corporation executed, the above instrument, and that he signed his name by order of the Board of Directors of said corporation.
                                            /s/ Helen E. Moss
                                            -----------------------------------
                                            Notary Public

STATE OF NEW YORK                   )
                                    :   ss.:
COUNTY OF NEW YORK                  )

     On the 21st day of December, in the year 1995, before me personally came
J. Robert Fugate, to me known, who, being by me sworn, did say that he is an Authorized Signatory of each of Mtel International, Inc., Mtel Latin America, Inc., Mtel Puerto Rico, Inc., Mtel Paging, Inc., United States Paging Corporation, Destineer Corporation, MobileComm Europe Inc., Mtel Space Technologies Corporation, Mtel Technologies, Inc., Mtel Maine, Inc., COM/NAV Realty Corp. and Intelligent Investment Partners, Inc., which corporations are described in, and which corporations executed, the above instrument, and that he signed his name by order of the Board of Directors of each of the said corporations.

                                            /s/ Helen E. Moss
                                            -----------------------------------
                                            Notary Public